EXHIBIT 99.1

                                                                    NEWS RELEASE

                                                           For Immediate Release

USA Technologies Contact:                         Investor Relations Contact:
------------------------                          --------------------------
George R. Jensen, Jr., Chairman & CEO             Ken Sgro
Stephen P. Herbert, President & COO               CEOcast, Inc.
Phone: (800) 633-0340                             Phone: (212) 732-4300
e-mail: sherbert@usatech.com


            USA TECHNOLOGIES RECIEVES $4.5 MILLION EQUITY INVESTMENT
                FROM A LARGE BOSTON-BASED INSTITUTIONAL INVESTOR
                            ON BEHALF OF ITS CLIENTS

         COMPANY RECEIVES A TOTAL OF $5 MILLION THROUGH THE SALE OF COMMON STOCK

MALVERN,  PA,  October 3, 2003 -- USA  Technologies,  Inc. (OTC Bulletin  Board:
USTT), announced today that it had raised a total of $5 million in equity capital through the sale of 20,000,000 shares of restricted common stock to a large Boston-based institutional investor on behalf of its clients and several other investors.

The shares of common stock have not been registered under the Securities Act of 1933, as amended, and may not be subsequently offered or sold by the investors absent registration or applicable exemption from the registration requirements. USA Technologies has agreed to file a registration statement covering the resale of the common stock by the investors.

"We believe this investment represents the strongest endorsement to date of our products, services and business model," said George R. Jensen, Chairman and CEO of USA Technologies. "This is the largest investment to date by institutional investors in the Company - and is exceptionally well timed - as we believe the Company is now positioned for significant growth."

"Today, all of the elements are in place for USA Technologies to succeed. We have the strongest balance sheet in our history and our cash position has never been better. We have a growing revenue stream and customer base that is rapidly accelerating. Our product line continues to expand and positively impact a range of industries, from vending and business equipment, to energy management and commercial laundry."

This financing comes after USA Technologies' successful acquisition of the assets of Bayview Technology Group; a profitable Denver-based company recognized as a leader in intelligent energy management solutions for the vending industry and commercial appliances. Last week, USA Technologies appeared at the Edison

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Electric  Institute  National Expo in New Orleans,  where its energy  management solutions headlined the Expo's exhibits. These solutions, which generated tremendous interest, included solutions that Albertson's, one of the world's largest food and drug retailers, as well as Austin Energy, have recently purchased from the Company to reduce energy consumption and emissions at thousands of locations.

About USA Technologies:
-----------------------
USA Technologies is a leader in the networking of distributed assets, wireless, cashless transactions, associated financial/network services, and energy management. USA Technologies provides networked credit card and other cashless systems in the vending, commercial laundry, hospitality and digital imaging industries. USA Technologies is an IBM Business Partner and an inaugural member of the Sprint Enabling Application Service Provider Program for e- commerce. The Company has marketing agreements with the IBM Corporation, MEI and the ZiLOG Corporation. http://www.usatech.com

Statement under the Private Securities Litigation Reform Act:
------------------------------------------------------------
With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including but not limited to product acceptance, the ability to increase revenues, the ability to achieve profitability, the ability to obtain orders for its products, the ability to obtain new customers, the ability to meet installation goals, economic, competitive, governmental impacts, whether its pending patents will be granted or defendable; validity of intellectual property and patents of USA, the ability of USA to license its patents, the ability of USA to commercialize its developmental products, technological and/or other factors, which could cause actual results or revenues to differ materially from those contemplated by these statements.